GODFREY & KAHN, S.C.
                             ATTORNEYS AT LAW
                           780 North Water Street
                        Milwaukee, Wisconsin 53202
                   Phone (414) 273-3500 Fax (414) 273-5198


                                                     April 12, 2002

Via EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:      Strong Opportunity Fund II, Inc.

Ladies and Gentlemen:

We represent Strong Opportunity Fund II, Inc. (the Company), in connection with its filing of Post-Effective Amendment No. 23 (the Post-Effective Amendment) to the Companys Registration Statement (Registration Nos. 33-45320; 811-6552) on Form N-1A under the Securities Act of 1933 (the Securities Act) and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective
Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

We consent to the use of this letter in the Post-Effective Amendment.

                                                        Very truly yours,

                                                        GODFREY & KAHN, S.C.

                                                        /s/ Ellen Drought

                                                        Ellen Drought

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